SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

May 25, 2011

To the Shareholders of NYSE Euronext:

As you know, in February, we announced our plan to bring together NYSE Euronext and Deutsche Börse AG to create the world’s premier global exchange group. This is an exciting opportunity to build on the global strategy that we outlined in 2009 and importantly, the transaction delivers an immediate premium and provides an opportunity to create significant long-term value for you.

PLEASE VOTE TODAY

NYSE Euronext is holding a special shareholder meeting on JULY 7, 2011, to seek your approval of the transaction. We urge you to vote today to approve this combination.

You have already received a proxy statement detailing our proposed transaction and instructions on how to vote your shares. Please take the time to review the proxy statement carefully. Your vote is extremely important in deciding the future of NYSE Euronext.

If you have already voted, thank you for your vote. If you have not, to vote, simply SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD, OR YOU MAY VOTE BY TELEPHONE OR INTERNET by following the instructions on the proxy card.

OUR TRANSACTION WILL CREATE THE PREMIER GLOBAL EXCHANGE GROUP

Once the transaction is closed, you will receive shares in the new combined company. These shares will be traded on the New York Stock Exchange as well as in Frankfurt and Paris, and you will be able to buy and sell shares in U.S. Dollars and Euros.

We expect that the combined group will have:

•	the financial strength and flexibility to invest in new growth opportunities;

•	the financial flexibility to continue the attractive dividend policies of NYSE Euronext and Deutsche Börse and to consider additional opportunities to return capital to shareholders;

•	leading franchises in every market segment, which we expect should command a premium valuation in the market;

•	substantial cost synergies and incremental revenue opportunities to drive shareholder value; and

•	a geographically diverse business across the U.S. and Europe, with opportunities for Asian expansion.

We expect that the combined group will offer clients global scale, product innovation, operational and capital efficiencies and an enhanced range of technology and market information solutions, and that the combination will also create value for shareholders through operating leverage, cost savings and new revenue opportunities, while reducing reliance on cyclical market trends.

YOUR VOTE IS EXTREMELY IMPORTANT TO THE FUTURE OF THE COMPANY

Instructions for voting your shares at the special shareholder meeting on July 7, 2011 are included with the proxy statement. For your convenience, we have included with this letter a duplicate proxy card that you may use to vote your shares. Please be advised that you may also vote by telephone or internet by following the instructions on the proxy card.

Approval of the business combination transaction requires the affirmative vote of a majority (over 50%) of our outstanding shares. Therefore, if you don’t vote, it will have the same effect as a voting against this compelling combination transaction. Approval of the business combination transaction also requires that a majority of the shares represented and entitled to vote at the special meeting approve the three proposals relating to the articles of association for the combined company.

If you have any questions or need help voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

We will continue to work hard on your behalf to achieve our common goal of maximizing shareholder value. We thank you for your support.

Sincerely,

Jan-Michiel Hessels	Duncan Niederauer
Chairman of the Board	Chief Executive Officer
NYSE Euronext	NYSE Euronext

Safe Harbour Statement

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus, the offer document and published additional accompanying information in connection with the exchange offer regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s website at www.nyse.com. The offer document and published additional accompanying information in connection with the exchange offer are available at Holding’s website at www.global-exchange-operator.com. In this context, holders of Deutsche Börse shares who have accepted the exchange offer have certain withdrawal rights which are set forth in the offer document.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. The exchange offer and the exchange offer document shall not constitute an issuance, publication or public advertising of an offer pursuant to laws and regulations of jurisdictions other than those of Germany, United Kingdom of Great Britain and Northern Ireland and the United States of America. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the exchange offer will not be made directly or indirectly in or into Japan, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce or any facility of a national securities exchange of Japan. Accordingly, copies of this announcement or any accompanying documents may not be, directly or indirectly, mailed or otherwise distributed, forwarded or transmitted in, into or from Japan.

The shares of Holding have not been, and will not be, registered under the applicable securities laws of Japan. Accordingly, subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the shares of Holding may not be offered or sold within Japan, or to or for the account or benefit of any person in Japan.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.